UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 2, 2024

Date of Report (Date of earliest event reported)

ETON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38738	37-1858472
(State of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

21925 W. Field Parkway, Suite 235
Deer Park, Illinois 60010-7208
(Address of principal executive offices) (Zip code)

(847) 787-7361
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETON	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01: Entry into a Material Definitive Agreement

On October 2, 2024, Eton Pharmaceuticals, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Ipsen Biopharmaceuticals, Inc. (the “Seller”), a subsidiary of Ipsen S.A., pursuant to which the Company has agreed to acquire Increlex® (mecasermin injection) from Seller. Increlex is a biologic product used to treat children who suffer from severe primary insulin-like growth factor 1 deficiency (SPIGFD) because their bodies do not make enough insulin-like growth factor 1 (IGF-1). The product is approved in 40 territories, including the United States and the European Union.

Under the terms of the Purchase Agreement, the Company will purchase Increlex for $22.5 million at closing and will pay an additional $7.5 million for product inventory. The Company will also make payments to Seller of $2.5 million on each of the first and second anniversaries of closing. In addition, the Company will be obligated to purchase additional inventory over 30 months, in an amount not to exceed €15.0 million.

The acquisition is structured as an all-cash purchase without any financing contingencies and is expected to close near year-end 2024, subject to customary closing conditions. Each of the Company and Seller have made customary representations, warranties, covenants and indemnities in the Purchase Agreement. As part of the acquisition, the parties have entered into a transition services agreement, whereby Seller will continue to distribute the product in markets outside the United States for a period of six months following the closing. The Company will immediately commercialize the product within the United States upon closing.

The Company also entered into an amendment to its existing credit agreement with SWK Holdings that is contingent upon the closing of the Purchase Agreement. Under the terms of the amendment, the Company will expand its existing credit facility by $25.7 million to $30.0 million, extend the facility’s maturity to 3 years from closing, and reduce the facility’s annual interest rate to Secured Overnight Financing Rate (SOFR) plus 6.75%. In connection with and contingent upon the closing of the Purchase Agreement, the Company agreed to issue a warrant to the lender for the purchase of up to 289,736 shares of common stock at a price of $5.32 per share.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

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Item 9.01: Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated October 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2024	By:	/s/ James R. Gruber
James R. Gruber
Chief Financial Officer and Secretary
(Principal Financial Officer)

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